Exhibit 5.1

7800 Rancharrah Parkway Reno, NV 89511 PH (775) 788-2200 | FX (775) 786-1177 fennemorecraig.com
May 10, 2024
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, California 92130
Re:    Shelf Registration on Form S-3 for Skye Bioscience, Inc.
Ladies and Gentlemen:
We are acting as special Nevada counsel to Skye Bioscience, Inc., a Nevada corporation (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities of the Company with an aggregate offering price of up to $300,000,000: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”); (iii) senior, subordinated or junior subordinated, convertible or non-convertible and secured and unsecured debt, in one or more series (the “Debt Securities”); (iv) warrants or other rights, in one or more series, for the purchase of Common Stock or Preferred Stock (together, the “Rights”) which may be issued independently or together with such securities, and (v) units comprised of two or more of the securities offered under the prospectus included in the Registration Statement (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Rights, and the Units are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in: (i) the base prospectus contained in the Registration Statement; (ii) the sales agreement prospectus contained in the Registration Statement covering the offering, issuance and sale of up to a maximum aggregate offering price of up to $100,000,000 of the Company's Common Stock (the “Sales Agreement Shares”) pursuant to that certain Equity Distribution Agreement dated as of May 10, 2024 (the “Equity Distribution Agreement”), by and between the Company and Piper Sandler & Co.; and (iii) supplements to such prospectuses filed by the Company from time to time (collectively, the “Prospectus”).

May 10, 2024

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:
A.The Registration Statement, including the base prospectus and sales agreement prospectus contained therein;
B.The Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”);
C.Resolutions of the Board of Directors of the Company (the “Board of Directors”) dated May 10, 2024 (the “Board Resolutions”) relating to the authorization of the Equity Distribution Agreement, the issuance of the Sales Agreement Shares and the creation of a pricing committee of the Board of Directors to authorize certain matters relating to the Equity Distribution Agreement and the issuance of the Sales Agreement Shares (the “Pricing Committee”), as certified by an officer of the Company as of the date hereof;
D.The Equity Distribution Agreement; and
E.The Officer's Certificate of the Company dated May 10, 2024; and
F.The Certificate of Existence with Status in Good Standing for the Company issued by the Nevada Secretary of State on May 7, 2024.
We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.
Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (iii) at the time the shares of Common Stock and Preferred Stock being registered under the Registration Statement are issued, there will be sufficient authorized but unissued Common Stock and Preferred Stock, as the case may be, available to allow for such issuance.
Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada. We express no opinion concerning any securities law or rule.

May 10, 2024

Based on the foregoing, and in reliance thereon, we are of the opinion that:
1.The Company is a corporation duly formed and validly existing in good standing under the laws of the State of Nevada.
2.The Company has requisite corporate power to own, lease, and operate its properties and conduct its business, as now conducted and described in the Registration Statement and base prospectus and sales agreement prospectus contained therein.
3.All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Equity Distribution Agreement, and upon adoption of Pricing Committee resolutions setting forth the terms and conditions provided for in the Board Resolutions (the “Pricing Committee Resolutions”), the issuance and sale of the Sales Agreement Shares. The Equity Distribution Agreement has been duly authorized, executed and delivered by the Company.
4.The Sales Agreement Shares have been duly authorized and, when issued and paid for in accordance with the Board Resolutions, the Pricing Committee Resolutions, and the terms of the Equity Distribution Agreement, will be validly issued, fully paid and non-assessable.
5.When and to the extent (a) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock or Preferred Stock (and, with respect to Preferred Stock, to approve a certificate of designations), (collectively, the “Offered Stock”); (b) with respect to Preferred Stock the relevant certificate of designations (the “Certificate of Designations”) has been filed in the office of the Secretary of State of Nevada; and (c) the Company has received such consideration per share of Offered Stock as has been prescribed by the Board of Directors, such shares of Offered Stock including, without limitation, shares of Common Stock or Preferred Stock issuable upon the due and proper conversion of any validly issued Preferred Stock or Debt Securities that constitute binding obligations of the Company, or in connection with the exercise of validly issued Rights that constitute binding obligations of the Company, and any such securities or stock that are included as part of a Unit, will be validly issued, fully paid and, with respect to shares of Preferred Stock, except to the extent provided to the contrary in the applicable Certificate of Designations creating the relevant series of Preferred Stock, nonassessable.
6.Assuming (i) any indentures (including any Debt Security issued thereunder) pursuant to which Debt Securities are to be issued (“Indentures”), Rights, or Units to be entered into by and between the Company and any purchasers or subscribers have been duly authorized by the Board of Directors; (ii) the trustee (“Trustee”) under an Indenture is qualified to act as Trustee under any Indenture; (iii) any Indenture,

May 10, 2024

Rights agreement or certificate, or document evidencing or included in a Unit has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iv) any applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (v) the obligations of each party (other than the Company) set forth in any Indenture (including any Debt Security issued thereunder), Right or Unit is such party’s valid and binding obligations, and are enforceable against each party thereto in accordance with their respective terms; and (vi) the Debt Securities are issued in accordance with the terms of the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or upon the exercise of Rights to purchase Common Stock or Preferred Stock, upon payment of the consideration therefor provided for therein, each as applicable:
a.The Debt Securities will be validly issued and will constitute binding obligations of the Company;
b.The Rights will be validly issued and will constitute binding obligations of the Company; and
c.The Units (including Securities underlying the Units) will be validly issued and will constitute binding obligations of the Company.
This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.
We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

May 10, 2024

Very truly yours,

/s/ Fennemore Craig, P.C.

FENNEMORE CRAIG, P.C.